Exhibit 4.4

SAKS INCORPORATED

2009 LONG-TERM INCENTIVE PLAN

SAKS INCORPORATED
2009 LONG-TERM INCENTIVE PLAN

Section 1. Purpose.  The Saks Incorporated 2009 Long-Term Incentive Plan (the “Plan”) has been established by Saks Incorporated, a Tennessee corporation (the “Company”), effective as of June 3, 2009, to assist the Company in attracting, retaining and motivating employees, officers, directors, consultants, and advisers.  The Plan is designed to encourage employees, officers, directors, consultants, and advisers to drive sustainable global profitable growth and the future development of the Company by encouraging alignment with the long term goals of the Company’s stockholders through grants of equity incentive awards.

Section 2. Definitions.  For purposes of this Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1 “Board” means the Board of Directors of the Company.

2.2 “Change of Control” means the occurrence of any of the following:

(i) Any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company’s securities having 25 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

(ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, is held in the aggregate by holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

(iii) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

2.3 “Code” means the Internal Revenue Code of 1986, as amended.

2.4 “Committee” shall have the meaning provided in Section 3 of the Plan.

2.5 “Common Stock” means the common stock, $0.10 par value, of the Company.

2.6 “Continuous Service” means that the Participant’s service with the Company or any Subsidiary pursuant to the applicable agreement, contract or arrangement between the parties, whether as an employee, officer, director, adviser or consultant, is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or any Subsidiary as an employee, officer, consultant, adviser or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service.  For example, a change in status from an employee of the Company to a consultant of a Subsidiary or a director will not constitute an interruption of Continuous Service.  The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Committee, including sick leave, military leave or any other personal leave.

2.7 “Deferred Stock Award” means an award of shares of Common Stock pursuant to Section 11.

2.8 “Effective Date” shall have the meaning provided in Section 27 of the Plan.

2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.10 “Fair Market Value” means the closing price for the Common Stock as quoted on the New York Stock Exchange (“NYSE”) on the trading day for which the determination is being made or, if no reported sale takes place on such day, the closing price for the Common Stock as quoted on the NYSE on the most recent trading date prior to such date, or if the Common Stock is not listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices on the day for which the determination is being made in the over-the-counter market as reported by National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if bid and asked prices for the Common Stock on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any NYSE member firm regularly making a market in the Common Stock selected for such purpose by the Board or a committee thereof, or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

2.11 “Immediate Family” shall have the meaning provided in Section 21 of the Plan.

2.12 “Incentive Stock Option” means a stock option granted under the Plan which is intended to be designated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.13 “Non-Qualified Stock Option” means a stock option granted under the Plan which is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option nor as an option described in Section 423(b) of the Code.

2.14 “Other Stock-Based Award” means awards (other than Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit, Performance Awards and Deferred Stock Awards) denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock and granted pursuant to Section 11.

2.15 “Outside Director” means a member of the Board who is not employed by the Company or any Subsidiary.

2.16 “Participant” shall mean any employee, director or officer of, or adviser or consultant to, the Company or any Subsidiary to whom an award is granted under the Plan.

2.17 “Performance Award” means an award made pursuant to Section 10, including awards of Performance Units, Performance Shares and Performance Cash.

2.18 “Performance Criteria” means the performance criteria described in Section 10.1 which are the basis for Performance Goals.

2.19 “Performance Goal” means the performance goal or goals applicable to a Performance Award pursuant to Section 10.1 as determined by the Committee.

2.20 “Performance Period” means a period of time, as may be determined in the discretion of the Committee, over which performance is measured for the purpose of determining a Participant’s right to and the payment value of an award.

2.21 “Restricted Stock Award” means an award of shares of Common Stock pursuant to Section 8.

2.22 “Restricted Stock Units” means an award of units pursuant to Section 9.

2.23 “Stock Appreciation Right” means an award made pursuant to Section 7.

2.24 “Stock Option” means any option to purchase Common Stock granted pursuant to Section 6.

2.25 “Subsidiary” means:  (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Stock Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain; and (ii) for all other purposes, a company, domestic or foreign, of which not less than 50% of the total voting power is held by the Company or by a Subsidiary, whether or not such company now exists or is hereafter organized or acquired by the Company or by a Subsidiary.

2.26 “Substitute Awards” means Plan awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company.

2.27 “Term of the Plan” means the period beginning on the Effective Date and ending on the earlier to occur of (i) the date the Plan is terminated by the Board in accordance with Section 24 and (ii) the day before the tenth anniversary of the Effective Date.

2.28 “2004 Plan” means the Company’s 2004 Long-Term Incentive Plan, as amended.

Section 3. Administration.  The Plan shall be administered by the Human Resources and Compensation Committee of the Board or such other committee as may be appointed by the Board from time to time for the purpose of administering this Plan; provided, however, that such committee shall consist of two or more members of the Board, each of whom shall qualify as a “Non-employee Director” within the meaning of Rule 16b-3 of the Exchange Act and as an “independent director” under applicable stock exchange or interdealer quotation system rules, and also qualify as an “outside director” within the meaning of Section l62(m) of the Code and regulations pursuant thereto.  For purposes of the Plan, the committee described in the preceding sentence shall be referred to as the “Committee”.  The Committee shall have the power and authority to grant to eligible persons pursuant to the terms of the Plan:  (1) Stock Options, (2) Stock Appreciation Rights, (3) Restricted Stock Awards, (4) Restricted Stock Units, (5) Performance Awards, (6) Deferred Stock Awards, (7) Other Stock-Based Awards, or (8) any combination of the foregoing.

 The Committee shall have authority in its discretion to interpret the provisions of the Plan and all awards granted thereunder and to decide all questions of fact arising in its application.  Except as otherwise expressly provided in the Plan, the Committee shall have authority to select the persons to whom awards shall be made under the Plan; to determine whether and to what extent awards shall be made under the Plan; to determine the types of award to be made and the amount, size, terms and conditions of each such award; to determine the time when the awards shall be granted; to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under the Plan shall be deferred either automatically or at the election of the Participant; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything in the Plan to the contrary, in the event that the Committee determines that it is advisable to grant awards which shall not qualify for the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, the Committee may make such grants or awards, or may amend the Plan to provide for such grants or awards, without satisfying the requirements of Section 162(m) of the Code.

 The Committee also shall have authority in its discretion to vary the terms of the Plan to the extent necessary to comply with foreign, federal, state or local law.  Notwithstanding anything in the Plan to the contrary, with respect to any Participant or eligible person who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan.  The Committee may, where appropriate, establish one or more sub-plans for this purpose.

 All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons who participate in the Plan.

 All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company.  The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan.  The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.  Subject to and in accordance with applicable law and the rules of any stock exchange or quotation system on which the shares of Common Stock are listed, the Committee may delegate to designated officers or other employees of the Company any of its duties under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time, except that no such delegation may permit executive officers of the Company to make, cancel or suspend awards to executive officers or directors of the Company.  Notwithstanding the foregoing, in no event may the Committee delegate authority to any person to take any action which would contravene the requirements of Rule 16b-3 of the Exchange Act, the requirements of Section 162(m) of the Code, or the requirements of applicable state law.

Section 4. Common Stock Subject to the Plan.

4.1 Share Reserve.  Subject to the following provisions of this Section 4 and to such adjustment as may be made pursuant to Section 23, the maximum number of shares available for issuance under the Plan shall be equal to 5,700,000 shares of Common Stock minus any shares granted after March 31, 2009 under the 2004 Plan.  All shares subject to awards under the Plan shall be counted against the numerical limit of this Section 4.1 as one share for every one share subject thereto or payable pursuant thereto, it being understood that shares covered by a Stock Option and related tandem Stock Appreciation Right shall be counted as if only the Stock Option were granted.  Dividend equivalents paid with respect to awards and reinvested in shares of Common Stock shall not be counted against the numerical limit of this Section 4.1.  During the terms of the awards under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such awards.

4.2 Source of Shares.  Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof as the Committee may determine.   Any shares subject to a Stock Option or right granted or awarded under the Plan or stock option or right granted or awarded under the 2004 Plan which for any reason after March 31, 2009 expires or is terminated unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or cancelled as to any shares, or if any shares are not delivered because an award under the Plan or after March 31, 2009 under the 2004 Plan is settled in cash or otherwise, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan and, with respect to awards made under the 2004 Plan, shall be added to the numerical limit of Section 4.1.  Shares used to pay the exercise price of a Stock Option or other award under the Plan or stock option or other award under the 2004 Plan after March 31, 2009, and shares used to satisfy tax withholding obligations under the Plan or the 2004 Plan after March 31, 2009, shall become available for future grant or sale under the Plan and shall be added to the numerical limit of Section 4.1.  Subject to the requirements of any stock exchange or quotation system on which the shares of Common Stock are listed, shares available for issuance under a stockholder-approved plan of a company acquired by the Company (as adjusted to reflect the transaction) may be available for issuance under Plan awards and shall be added to the numerical limit of Section 4.1.  Shares of Common Stock issued under Substitute Awards shall not reduce the numerical limit of Section 4.1 but shall be available for issuance under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company.  No awards may be granted following the end of the Term of the Plan.

4.3 Code Section 162(m) Limitation.  The total number of shares of Common Stock for which Stock Options and Stock Appreciation Rights may be granted to any employee during any 12-month period shall not exceed 2,000,000 shares in the aggregate, subject to adjustment pursuant to Section 23.  The total number of shares of Common Stock for which Restricted Stock Awards, Restricted Stock Units, Performance Awards, Deferred Stock Awards and Other Stock-Based Awards that are subject to the attainment of performance criteria in order to protect against the loss of deductibility under Section 162(m) of the Code may be granted to any employee during any 12-month period shall not exceed 1,000,000 shares in the aggregate, subject to adjustment pursuant to Section 23.  With respect to awards denominated with respect to cash (including Performance Awards) the maximum aggregate payout to any employee during any 12-month period in a performance period shall not exceed $5,000,000.

Section 5. Eligibility to Receive Awards.  An award may be granted to any employee, director, or officer of, or adviser or consultant to, the Company or any Subsidiary, who is responsible for or contributes to the management, growth or success of the Company or any Subsidiary, provided that bona fide services shall be rendered by consultants or advisers to the Company or its Subsidiaries and such services must not be in connection with the offer and sale of securities in a capital-raising transaction and must not directly or indirectly promote or maintain a market for the Company’s securities.  Subject to the preceding sentence and Section 39, the Committee shall have the sole authority to select the persons to whom an award is to be granted hereunder and to determine what type of award is to be granted to each such person.  No person shall have any right to participate in the Plan.  Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

Section 6. Stock Options.  A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option.  Only employees of the Company or any Subsidiary of the Company are eligible to receive Incentive Stock Options.  To the extent that any Stock Option is not designated as or does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.  Stock Options may be granted alone or in addition to other awards granted under the Plan.  The terms and conditions of each Stock Option granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written Stock Option agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time.  No person shall have any rights under any Stock Option granted under the Plan unless and until the Company and the person to whom such Stock Option shall have been granted shall have executed and delivered an agreement expressly granting the Stock Option to such person and containing provisions setting forth the terms and conditions of the Stock Option.  The terms and conditions of each Incentive Stock Option shall be such that each Incentive Stock Option issued hereunder shall constitute and shall be treated as an “incentive stock option” as defined in Section 422 of the Code.  The terms and conditions of each Non-Qualified Stock Option will be such that each Non-Qualified Stock Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422 of the Code or an option described in Section 423(b) of the Code and will be a “non-qualified stock option” for federal income tax purposes.  The terms and conditions of any Stock Option granted hereunder need not be identical to those of any other Stock Option granted hereunder.  The Stock Option agreement may provide for its automatic exercise on the last day of the term of the Stock Option if the Fair Market Value of the shares of Common Stock subject to the Stock Option on such date exceeds the exercise price.  The Stock Option agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

6.1 Type of Option.  Each Stock Option agreement shall identify the Stock Option represented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

6.2 Option Price.  The Stock Option exercise price shall be fixed by the Committee and specified in each Stock Option agreement; provided, however, except for shares of Common Stock subject to Stock Options that are Substitute Awards, the exercise price shall not be less than 100% (or 110% in the case of an Incentive Stock Option granted to an employee referred to in Section 6.7(ii) below) of the Fair Market Value of the shares of Common Stock subject to the Stock Option on the date the Stock Option is granted.

6.3 Vesting and Exercise Term.  Each Stock Option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no Stock Option shall be exercisable after ten years from the date of grant thereof (or, in the case of an Incentive Stock Option granted to an employee referred to in Section 6.7(ii) below, such term shall in no event exceed five years from the date on which such Incentive Stock Option is granted).  Each Stock Option agreement shall also state any conditions which must be satisfied before all or a portion of the Stock Option may be exercised.  In so doing, the Committee may specify that a Stock Option may not be exercised until the completion of a period of service or until Performance Goals are satisfied.  The Committee shall have the power to permit an acceleration of previously established exercise terms upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

6.4 Payment for Shares.  Subject to any vesting period specified in the Stock Option agreement, a Stock Option shall be deemed to be exercised when written notice of such exercise, in a form determined by the Committee, has been given to the Company in accordance with the terms of the Stock Option agreement by the Participant entitled to exercise the Stock Option and full payment for the shares of Common Stock with respect to which the Stock Option is exercised has been received by the Company.  The Committee, in its sole discretion, may permit all or part of the payment of the exercise price to be made, to the extent permitted by applicable statutes and regulations, either: (i) in cash, by check or wire transfer, (ii) by tendering previously acquired shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, (iii) by withholding shares of Common Stock which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total exercise price, (iv) by a combination of (i), (ii) and (iii) above, or (v) in any other form of legal consideration as provided for under the terms of the Stock Option.  No shares of Common Stock shall be issued to any Participant upon exercise of a Stock Option until the Company receives full payment therefor as described above.  Upon the receipt of notice of exercise and full payment for the shares of Common Stock, the shares of Common Stock shall be deemed to have been issued and the Participant shall be entitled to receive such shares of Common Stock and shall be a stockholder with respect to such shares, and the shares of Common Stock shall be considered fully paid and nonassessable.  No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the Common Stock is issued, except as provided in Section 23 of the Plan.  Each exercise of a Stock Option shall reduce, by an equal number, the total number of shares of Common Stock that may thereafter be purchased under such Stock Option.

6.5 Rights upon Termination of Continuous Service.  All of the terms relating to the exercise, cancellation or other disposition of a Stock Option upon the termination of the Participant’s Continuous Service for any reason, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee at the time of grant or thereafter by amendment.  Any Stock Option may be terminated entirely by the Committee at the time or at any time subsequent to a determination by the Committee under this Section 6.5 which has the effect of eliminating the Company’s obligation to sell or deliver shares of Common Stock under such Stock Option.

6.6 No Repricing.  Subject to Section 23 and except for a Substitute Award, the exercise price for a Stock Option may never be less than (and may not be reduced to less than) 100% of the Fair Market Value of the shares of Common Stock subject to the Stock Option on the date the Stock Option is granted.  Except with the approval of the stockholders of the Company, a Stock Option may not be cancelled (i) in exchange for the grant or award of another Stock Option with a lower exercise price, or (ii) in exchange for cash or another Plan award, in either event other than in connection with a Change of Control or an adjustment described in Section 23 and in all events subject to compliance with the applicable provisions of Code Section 409A.

6.7 Special Incentive Stock Option Rules.  Notwithstanding the foregoing, in the case of an Incentive Stock Option, each Stock Option agreement shall contain such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such Stock Option as an Incentive Stock Option under the Code including, without limitation, the following:

(i) To the extent that the aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock, with respect to which Incentive Stock Options granted under this Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any person in any calendar year, exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

(ii) No Incentive Stock Option shall be granted to any employee if, at the time the Incentive Stock Option is granted, the employee (by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary unless at the time such Incentive Stock Option is granted the Stock Option exercise price is at least 110% of the Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock subject to the Incentive Stock Option and such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

Section 7. Stock Appreciation Rights.  Stock Appreciation Rights entitle Participants to increases in the Fair Market Value of shares of Common Stock.  The terms and conditions of each Stock Appreciation Right granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time.  The Stock Appreciation Right agreement may provide for its automatic exercise on the last day of the term of the Stock Appreciation Right if the Fair Market Value of the shares of Common Stock subject to the Stock Appreciation Right on such date exceeds the specified base price.  The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

7.1 Award.  Stock Appreciation Rights shall entitle the Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof an award equal to all or a portion of the excess of:  (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise, over (ii) a specified price which shall not be less than (nor reduced to less than) 100% of the Fair Market Value of the Common Stock at the time the right is granted or, if connected with a previously issued Stock Option, not less than (nor reduced to less than) 100% of the Fair Market Value of the Common Stock at the time such Stock Option was granted, unless such Stock Appreciation Right is a Substitute Award or is subject to adjustment under Section 23.  Such amount may be paid by the Company in cash, Common Stock (valued at its then Fair Market Value) or any combination thereof, as the Committee may determine.

7.2 Tandem Grants.  Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option, provided that such Stock Appreciation Rights shall be subject to the same terms and conditions as apply to the underlying Stock Option to which they relate.  Stock Options surrendered in the exercise of Stock Appreciation Rights shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

7.3 Term.  Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee, provided that no Stock Appreciation Right shall be exercisable after ten years from the date of grant thereof.  The Committee shall have the power to permit an acceleration of previously established exercise terms upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.  Stock Appreciation Rights granted in connection with a previously or contemporaneously granted Stock Option may be exercised at the time the Stock Option vests but not later than the expiration date of such Stock Option.

7.4 Rights upon Termination of Continuous Service.  All of the terms relating to the exercise, cancellation or other disposition of a Stock Appreciation Right upon the termination of the Participant’s Continuous Service for any reason, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee at the time of grant or thereafter by amendment.  Any Stock Appreciation Right may be terminated entirely by the Committee at the time of or at any time subsequent to the determination by the Committee under this Section 7.4 which has the effect of eliminating the Company’s obligations under such Stock Appreciation Right.

7.5 No Repricing.  Subject to Section 23 and except for a Substitute Award, the exercise price for a Stock Appreciation Right may never be less than (and may not be reduced to less than) 100% of the Fair Market Value of the shares of Common Stock subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted or, if connected with a previously issued Stock Option, not less than (nor reduced to less than) 100% of the Fair Market Value of the Common Stock at the time such Stock Option was granted.  Except with the approval of the stockholders of the Company, a Stock Appreciation Right may not be cancelled (i) in exchange for the grant or award of another Stock Appreciation Right with a lower exercise price, or (ii) in exchange for cash or another Plan award, in either event other than in connection with a Change of Control or an adjustment described in Section 23 and in all events subject to compliance with the applicable provisions of Code Section 409A.

Section 8. Restricted Stock Awards.  Restricted Stock Awards shall consist of shares of Common Stock restricted against transfer (“Restricted Stock”) and subject to a substantial risk of forfeiture.  The terms and conditions of each Restricted Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required consistent with the terms and conditions approved by the Committee from time to time.  The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

8.1 Vesting Period.  Restricted Stock Awards shall be subject to the restrictions described in the preceding paragraph over such vesting period as the Committee determines.  To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Awards to any Participant may also be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 10 with respect to Performance Awards.  The Committee may, in its sole discretion, provide for the lapse of restrictions in installments or otherwise and may waive or accelerate the restriction lapse at its discretion.  Except as otherwise provided in a Restricted Stock Award agreement, the Participant shall have all the rights of a stockholder during the vesting period, except for the right to receive dividends with respect to the Restricted Stock, which right shall be at the sole discretion of the Committee.

8.2 Restriction upon Transfer.  Shares awarded may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as herein provided or as provided in any agreement entered into between the Company and a Participant in connection with the Plan, during the vesting period applicable to such shares.

8.3 Termination of Continuous Service.  All of the terms relating to the expiration, lapse, or removal of restrictions under any Restricted Stock Award, or the termination or forfeiture of any Restricted Stock Award, upon the termination of the Participant’s Continuous Service for any reason, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee at the time of grant or thereafter by amendment

Section 9. Restricted Stock Units.  Restricted Stock Units shall consist of units for one or more shares of Common Stock that are not issued until the vesting conditions are satisfied.  Restricted Stock Units may be settled in shares of Common Stock or cash.  The terms and conditions of each Restricted Stock Unit Award granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required consistent with the terms and conditions approved by the Committee from time to time.  The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

9.1 Vesting Period.  Restricted Stock Unit Awards shall be subject to the vesting conditions, which may be time-based or performance-based, described in the preceding paragraph over such vesting period as the Committee determines.  To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Unit Awards to any Participant may also be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 10 with respect to Performance Awards.  The Committee may, in its sole discretion, waive or accelerate vesting at its discretion.  Except as otherwise provided in a Restricted Stock Unit Award agreement, until the shares of Common Stock are issued, no right to vote or any other rights as a stockholder shall exist with respect to the units to acquire shares of Common Stock, except for the right to receive dividend equivalents with respect to the Restricted Stock Units, which right shall be at the sole discretion of the Committee and shall, if granted, provide for such dividend equivalents to be accumulated until the vesting conditions have been met.

9.2 Termination of Continuous Service.  All of the terms relating to the expiration, lapse, or removal of restrictions under any Restricted Stock Unit Award, or the termination or forfeiture of any Restricted Stock Unit Award, upon the termination of the Participant’s Continuous Service for any reason, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee at the time of grant or thereafter by amendment.

Section 10. Performance Awards.  Performance Awards may be made by reference to Performance Units, Performance Shares or Performance Cash and may, at the discretion of the Committee, be awarded upon the satisfaction of Performance Goals.  The vesting or settlement of Performance Awards may also, in the discretion of the Committee, be conditioned upon the achievement of Performance Goals.  The terms and conditions of each Performance Award granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time.  When the Committee desires a Performance Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the Performance Goals for the respective Performance Award prior to or within 90 days of the beginning of the Performance Period relating to such Performance Goal, or at such other date as may be permitted or required for the Performance Award to qualify as “performance-based compensation” under Section 162(m) of the Code, and not later than after 25 percent of such Performance Period has elapsed, and such Performance Goals shall otherwise comply with the requirements of Section 162(m) of the Code.  For all other Performance Awards, the Performance Goals must be established before the end of the respective Performance Period.  The Committee may make grants of Performance Awards in such a manner that more than one Performance Period is in progress concurrently. For each Performance Period, the Committee shall establish the number of Performance Awards and their contingent values which may vary depending on the degree to which Performance Criteria established by the Committee are met.  The Committee shall have the power to impose such other restrictions on Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all such requirements.

10.1 Performance Criteria.  The Committee may establish Performance Goals applicable to Performance Awards based upon the Performance Criteria and other factors set forth below based upon performance of the Company as a whole or upon the performance of a Subsidiary, business unit, division or department and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the Committee.  Performance Criteria for the Company shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis. Performance Criteria for a Subsidiary, business unit, division or department shall relate to the achievement of financial and operating objectives of such segment for which the Participant is accountable.  “Performance Criteria” means one or more of the following measures: net or gross sales; free cash flow; revenue; comparable store sales; gross margin; working capital; earnings or book value per share; operating earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization or a percentage thereof; operating profits; net income; total stockholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; debt to equity ratio; market share; price per share of Common Stock; market value added; earnings from continuing operations; net worth; turnover in inventory; expense control within budgets; levels of operating expense and maintenance expense or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein; new unit growth; implementation of critical projects and processes; or such similar objectively determinable financial or other measures as may be adopted by the Committee.  The Performance Goals may differ among Participants, including among similarly situated Participants.  Performance Criteria shall be calculated in accordance with the Company’s financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of a Performance Award that is consistently applied and identified.  In establishing a Performance Goal applicable to a Performance Award, the Committee may provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the evaluation of Performance Goal achievement to exclude (i) any non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s, a Subsidiary’s, business unit’s, division’s or department’s reported results, or (iii) the impact of any discontinued operations.

10.2 Modification.  If the Committee determines, in its discretion exercised in good faith, that the established Performance Goals are no longer suitable to the Company’s objectives because of a change in the Company’s business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the Performance Goals to the extent it considers such modification to be necessary; provided, however, no such modification shall be made with respect to any Performance Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code unless (i) such modification is made no later than the deadline established under Section 162(m) of the Code, and (ii) no Performance Award is paid under the modified Performance Goal until after the material terms of the modified Performance Goal are disclosed to and approved by the Company’s stockholders to the extent required by Section 162(m) of the Code.

10.3 Payment.  The basis for the grant, vesting or payment, as applicable, of Performance Awards for a given Performance Period shall be the achievement of those Performance Goals determined by the Committee as specified in the Performance Award agreement.  At any time prior to the payment of a Performance Award, unless otherwise provided by the Committee or prohibited by the Plan, the Committee shall have the authority to reduce or eliminate the amount payable with respect to the Performance Award, or to cancel any part or all of  the Performance Award but, with respect to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall not have the authority in its discretion to increase the amount payable with respect to the Performance Award except as permitted under Section 23.  The Committee’s determination with respect to a Performance Period of whether and to what extent a Performance Goal has been achieved, and, if so, of the amount of the Performance Award earned for the Performance Period shall be final and binding on the Company and all Participants, and, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, these determinations shall be certified in writing before such Performance Awards are paid.  Except as otherwise provided in the Performance Award agreement, all Performance Cash and Performance Unit awards shall be paid to the Participant in cash.

10.4 Termination of Continuous Service.  All of the terms relating to the vesting and payment, or the forfeiture, of any Performance Award upon the termination of the Participant’s Continuous Service for any reason, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee at the time of grant or thereafter by amendment.

Section 11. Deferred Stock Awards.  Deferred Stock Awards under the Plan shall entitle Participants to future payments of shares of Common Stock upon the expiration of a specified period of time (“Deferral Period”) and upon the satisfaction of certain conditions during the Deferral Period.  The terms and conditions of each Deferred Stock Award granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time.  The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

11.1 Vesting Period.  Upon the expiration of the Deferral Period with respect to each Deferred Stock Award and the satisfaction of any other applicable limitations, terms or conditions, such Deferred Stock Award shall become vested in accordance with the terms of the agreement relating to the Deferred Stock Award.  To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Deferred Stock Awards to any Participant may also be conditioned upon achievement of Performance Goals in the same manner as provided in Section 10 regarding Performance Awards.  The Participant shall not be a stockholder with respect to any shares subject to a Deferred Stock Award until such shares vest and are issued to the Participant in accordance with the terms of the Deferred Stock Award agreement.

Section 12. Other Stock-Based Awards.  Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries.  Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under the Plan or any other plan of the Company.  The terms and conditions of each Other Stock-Based Award granted under the Plan shall be specified by the Committee, in its sole discretion, which may include the terms and conditions of Section 38, and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve from time to time or as may be reasonably required in view of the terms and conditions approved by the Committee from time to time.

To the extent the Committee deems necessary or appropriate to protect against loss of deductibility pursuant to Section 162(m) of the Code, Other Stock-Based Awards to any Participant may also be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 10 with respect to Performance Awards.

Section 13. Loans.  To the extent permitted by the Sarbanes-Oxley Act of 2002 or other applicable law, the Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an employee or consultant of the Company or any Subsidiary to permit the payment of taxes required by law.

Section 14. Securities Law Requirements.  No shares of Common Stock shall be issued upon the exercise or payment of any award unless and until:

(i) The shares of Common Stock underlying the award have been registered under the Securities Act of 1933, as amended (the “Act”), or the Company has determined that an exemption from the registration requirements under the Act is available or the registration requirements of the Act do not apply to such exercise or payment;

(ii) The Company has determined that all applicable listing requirements of any stock exchange or quotation system on which the shares of Common Stock are listed have been satisfied; and

(iii) The Company has determined that any other applicable provision of state or federal law, including without limitation applicable state securities laws, has been satisfied.

Section 15. Restrictions on Transfer; Representations of Participant; Legends.  Regardless of whether the offering and sale of shares of Common Stock has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such shares, including the placement of appropriate legends on stock certificates, if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law.  As a condition to the Participant’s receipt of shares, the Company may require the Participant to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Act, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.

 The Company may, but shall not be obligated to, register or qualify the sale of shares under the Act or any other applicable law.  In the event of any public offering of Common Stock or other securities of the Company, it may be necessary for the Company to restrict for a period of time (during or following the offering process) the transfer of shares of Common Stock issued to a Participant under the Plan (including any securities issued with respect to such shares in accordance with Section 23 of the Plan).  As a condition of the Participant’s receipt of shares, the Committee may require the Participant to agree not to effect any sale, transfer, pledge or other disposal of the Participant’s shares during such time and agrees to execute any “lock-up letter” or similar agreement requested by the Company or its underwriters.

Section 16. Single or Multiple Agreements.  Multiple forms of awards or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

Section 17. Rights of a Stockholder.  The recipient of any award under the Plan, unless otherwise provided by the Plan, shall have no rights as a stockholder with respect thereto unless and until shares of Common Stock are issued to him.

Section 18. No Right to Continue Employment or Service.  Nothing in the Plan or any instrument executed or award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or any Subsidiary in the capacity in effect at the time the award was granted or shall affect the right of the Company or any Subsidiary to terminate (i) the employment of an employee with or without notice and with or without cause, (ii) the service of a consultant or adviser pursuant to the terms of such consultant’s or adviser’s agreement with the Company or any Subsidiary or (iii) the service of a director pursuant to the Bylaws of the Company or any Subsidiary and any applicable provisions of the corporate law of the state in which the Company or any Subsidiary is incorporated, as the case may be.

Section 19. Withholding.   The Company’s obligations hereunder in connection with any award shall be subject to applicable foreign, federal, state and local withholding tax requirements.  Foreign, federal, state and local withholding tax due under the terms of the Plan may be paid in cash or shares of Common Stock (including through the withholding of shares of Common Stock otherwise issuable upon the exercise or payment of such award) having a Fair Market Value equal to the required withholding and upon such other terms and conditions as the Committee shall determine; provided, however, the Committee, in its sole discretion, may require that such taxes be paid in cash.

Section 20. Indemnification.   No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 21. Non-Assignability.  No right or benefit hereunder shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit.  No award under the Plan shall be assignable or transferable by the Participant except by will, by the laws of descent and distribution and by such other means as the Committee may approve from time to time, and all awards shall be exercisable, during the Participant’s lifetime, only by the Participant.

Notwithstanding the preceding, the Participant, with the approval of the Committee, may transfer a Non-Qualified Stock Option for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer.  The foregoing right to transfer a Non-Qualified Stock Option shall apply to the right to consent to amendments to the Stock Option agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Non-Qualified Stock Option.  The term “Immediate Family” shall mean the Participant’s spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

At the request of the Participant and subject to the approval of the Committee, Common Stock purchased upon exercise of a Non-Qualified Stock Option may be issued or transferred into the name of the Participant and his or her spouse jointly with rights of survivorship.

Except as set forth above or in a Stock Option agreement, any attempted assignment, sale, transfer, pledge, mortgage, encumbrance, hypothecation, or other disposition of an award under the Plan contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon an award under the Plan shall be null and void and without effect.

Section 22. Nonuniform Determinations.  The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

Section 23. Adjustments.  In the event of any change in the outstanding shares of Common Stock, without the receipt of consideration by the Company,  by reason of a stock dividend, stock split, reverse stock split or distribution, recapitalization, merger, reorganization, reclassification, consolidation, split-up, spin-off, combination of shares, exchange of shares, partial or complete liquidation of the Company, or other change in corporate structure affecting the Common Stock and not involving the receipt of consideration by the Company, the Committee or the Board shall make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) available for issuance under the Plan, (ii) for which grants or awards may be made to any Participant or to any group of Participants (e.g., Outside Directors) (iii) which are available for issuance under Stock Options,  Stock Appreciation Rights,  Restricted Stock Awards, Restricted Stock Units, Performance Awards, Deferred Stock Awards and Other Stock-Based Awards, (iv) covered by outstanding unexercised awards and grants denominated in shares or units of Common Stock, and (v) underlying Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, Deferred Stock and Other Stock-Based Awards granted pursuant to Section 39, (b) the exercise or other applicable price related to outstanding awards or grants and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments as may be appropriate under the circumstances; provided, the number of shares subject to any award or grant always shall be a whole number.

Section 24. Termination and Amendment.  The Board may terminate or amend the Plan or any portion thereof at any time and the Committee may amend the Plan to the extent provided in Section 3, without approval of the stockholders of the Company, unless stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable stock exchange or NASDAQ or other quotation system rules, applicable Code provisions, Section 6.6 or 7.1 of the Plan or other applicable laws or regulations.  No amendment, termination or modification of the Plan shall affect any award theretofore granted in any material adverse way without the consent of the recipient.

Section 25. Severability.  If any of the terms or provisions of this Plan, or awards made under this Plan, conflict with the requirements of Section 162(m) or Section 422 of the Code with respect to awards subject to or governed by Section 162(m) or Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 162(m) or Section 422 of the Code. With respect to an Incentive Stock Option, if this Plan does not contain any provision required to be included herein under Section 422 of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out herein.

Section 26. Effect on Other Plans.  Except as otherwise provided in a Participant’s employment agreement with the Company or any Subsidiary, participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary and any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company or any Subsidiary unless specifically provided.

Section 27. Effective Date of the Plan.  The Plan shall become effective on June 3, 2009 (the “Effective Date”), subject to approval of the stockholders of the Company to the extent required by applicable Code provisions or other applicable law.

Section 28. Governing Law.  This Plan and all agreements executed in connection with the Plan shall be governed by, and construed in accordance with, the laws of the State of Tennessee, without regard to its conflicts of law doctrine.

Section 29. Gender and Number.  Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender.  Words in the plural shall include the singular, and the singular shall include the plural.

Section 30. Acceleration of Exercisability and Vesting.  The Committee shall have the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the award stating the time at which it may first be exercised or the time during which it will vest, except to the extent that such acceleration would result in the imposition of an additional tax under Section 409A(a)(1)(B) of the Code.

Section 31. Modification of Awards.  Within the limitations of the Plan (including but not limited to the repricing prohibitions set forth in Sections 6.6 and 7.5) and subject to Sections 23 and 37, the Committee may modify outstanding awards or accept the cancellation of outstanding awards for the granting of new awards in substitution therefor.  Notwithstanding the preceding sentence, except for any adjustment described in Section 23, 37, or 38, no modification of an award shall, without the consent of the Participant, alter or impair any rights or obligations under any award previously granted under the Plan in any material adverse way without the affected Participant’s consent.  For purposes of the preceding sentence, any modification to any of the following terms or conditions of an outstanding unexercised award or grant shall be deemed to be a material modification: (i) the number of shares of Common Stock covered by such award or grant, (ii) the exercise or other applicable price or Fair Market Value determination related to such award or grant, (iii) the period of time within which the award or grant vests and is exercisable and the terms and conditions of such vesting and exercise, (iv) the type of award or Stock Option, and (v) the restrictions on transferability of the award or grant and of any shares of Common Stock issued in connection with such award or grant.

Section 32. No Strict Construction.  No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any agreement executed in connection with the Plan, any  award granted under the Plan, or any rule, regulation or procedure established by the Committee.

Section 33. Successors.  This Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

Section 34. Plan Provisions Control.  The terms of the Plan govern all awards granted under the Plan, and in no event will the Committee have the power to grant any award under the Plan which is contrary to any of the provisions of the Plan.  In the event any provision of any award granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

Section 35. Headings.  The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

Section 36. Code Section 409A.  To the extent applicable, the parties intend that the Plan and award agreements shall be interpreted and construed in compliance with Section 409A of the Code and Treasury Department regulations and other interpretive guidance issued thereunder.  Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.  Although the Company intends to administer the Plan so that it will comply with the requirements of Section 409A of the Code, the Company does not represent or warrant that the Plan will comply with Section 409A of the Code or any other provision of federal, state, local, or non-United States law.  Neither the Company nor any of its Subsidiaries, nor its or their respective directors, officers, employees or advisers, shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest, or penalties the Participant might owe as a result of participation in the Plan.

Section 37. Change of Control.  Except as otherwise provided under (i) a Participant’s employment agreement with the Company or any Subsidiary, or (ii) the Company’s severance plan or any other plan maintained by the Company or any Subsidiary, or (iii) any other agreement between the Participant and the Company or any Subsidiary, in the event of a Change of Control, but only if and to the extent so determined by the Committee at or after the grant or award of a Plan award (subject to any right of approval expressly reserved by the Committee at the time of such determination), and subject to the terms and conditions or alternative provisions specified by the Committee, in its sole discretion, in an award agreement, the following provisions shall apply:

(a) In the event that the Change of Control results from a transaction pursuant to which the stockholders of the Company receive shares of common stock of an acquiring entity (the “Acquirer”) that are registered under Section 12 of the Exchange Act, (i) there shall be substituted for each share of Common Stock available under the Plan and each share of Common Stock then subject to an outstanding Plan award the number and class of shares of common stock of the Acquirer into which each outstanding share of Common Stock shall be converted pursuant to such Change of Control and such awards shall continue as outstanding awards under the Plan in accordance with their terms as established by the Committee, except for the substitution of shares of common stock of the Acquirer, (ii) if, with respect to each outstanding Performance Award, the Acquirer establishes Performance Goals that are comparable in all material respects to the Performance Goals established by the Committee for such awards in accordance with the Plan (“Comparable Goals”), such awards shall continue as outstanding Performance Awards under the Plan in accordance with their terms as established by the Committee, except for the substitution of the Comparable Goals, and (iii) if, with respect to each such outstanding Performance Award the Acquirer fails to establish Comparable Goals, then all performance goals for such awards shall lapse and such awards shall continue as outstanding Performance Awards under the Plan at the 100% target performance level subject only to the non-performance goal restrictions and deferral limitations applicable to such awards, if any, established by the Committee for such awards in accordance with the Plan (the “Modified Awards”).  In the event of any substitution pursuant to clause (i) of the preceding sentence, the exercise price per share in the case of a Stock Option and the specified base price in the case of a Stock Appreciation Right shall be appropriately adjusted by the Board or the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in compliance with Code Section 409A to the extent applicable and, to the extent permitted by the applicable provisions of Code Section 409A, without an increase in the aggregate purchase price or specified base price.

(b) In the event that the Change of Control, except a Change of Control specified in Section 37(c) below, occurs and the Continuous Service of a Participant is terminated within two years following the occurrence of such Change of Control under circumstances, in the case of an employee, in which such employee is entitled to receive a severance payment, and in the case of an adviser or consultant, as provided in such Participant’s respective award agreement, and in the case of a director, under all circumstances, the following acceleration and valuation provisions shall apply (the date of such termination of Continuous Service is referred to as the “Date of Termination”):

(i) Any Stock Options and Stock Appreciation Rights not previously exercisable and vested shall become fully exercisable and vested and, if the remaining term of such Stock Option or Stock Appreciation Right shall then be for a period of fewer than three years from the Date of Termination, such term shall be extended to the earliest of: (A) the date which is three years following such Date of Termination, or (B) the latest date upon which the Stock Option or Stock Appreciation Right could have expired by its original terms under any circumstances, or (C) the 10th anniversary of the original date of grant of the Stock Option or Stock Appreciation Right.

(ii) Any restrictions and deferral limitations applicable to any outstanding Restricted Stock Award, Restricted Stock Units, Deferred Stock Award, or Other Stock-Based Award, in each case to the extent not already vested, shall lapse and such awards shall be fully vested.

(iii) Any restrictions and deferral limitations applicable to any outstanding Performance Award, including Modified Awards or other awards conditioned upon the achievement of Performance Goals, in each case to the extent not already vested, shall lapse and such awards shall be vested at the 100% target performance level with respect to the number of shares of Common Stock, or shares of common stock of the Acquirer, subject to each award and the amount subject to each award, in each case, unless otherwise set forth in the award agreement, multiplied by a fraction, the numerator of which is the number of days in the Performance Period applicable to such award that shall have elapsed as of the Date of Termination and the denominator of which is the total number of days in such Performance Period.

(c) In the event that the Change of Control results from a transaction pursuant to which the stockholders of the Company receive consideration other than shares of common stock of the Acquirer that are registered under Section 12 of the Exchange Act, the following acceleration and valuation provisions shall apply:

(i) Any Stock Options and Stock Appreciation Rights not previously exercisable and vested shall become fully exercisable and vested.

(ii) Any restrictions and deferral limitations applicable to any Restricted Stock Award, Restricted Stock Units, Deferred Stock Award or Other Stock-Based Award, in each case to the extent not already vested, shall lapse and such awards shall be fully vested.

(iii) Any restrictions and deferral limitations applicable to any outstanding Performance Award, or other award conditioned upon the achievement of Performance Goals, in each case to the extent not already vested, shall lapse and such awards shall be vested at the 100% target performance level with respect to the number of shares of Common Stock subject to each award and the amount subject to each award, in each case, unless otherwise set forth in the award agreement, multiplied by a fraction, the numerator of which is the number of days in the Performance Period applicable to such award that shall have elapsed as of the date of such Change of Control and the denominator of which is the total number of days in such Performance Period.

(iv) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Awards, Deferred Stock Awards and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Board or the Committee in its sole discretion at or after the grant or award of such Plan award but prior to such Change of Control, be cashed out on the date of such Change of Control on the basis of the Fair Market Value of the shares of Common Stock subject to the award or, in the case of Performance Awards and other awards conditioned upon the achievement of Performance Goals, award value, as the case may be, as of the date of such Change of Control, provided that in the case of any award subject to Code Section 409A, such cash settlement shall be made in compliance with Code Section 409A to the extent applicable.

Section 38. Clawback Provision. Notwithstanding anything to the contrary in the Plan, an award agreement may provide that the award shall be cancelled if the Participant, without the consent of the Company, while engaged in Continuous Service or after the termination thereof, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.  The Committee may also provide in an award agreement that if the Participant engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such award and must repay the gain to the Company.

Section 39. Conversion of Director Fees.  Subject to compliance with the applicable provisions of Code Section 409A, the Board may, at its sole discretion, permit an Outside Director to receive all or a portion of his or her annual retainer fee, any fees for attending meetings of the Board or committees thereof, committee chairmanship fees or any other fees payable to an Outside Director in the form of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, Deferred Stock or Other Stock-Based Award.  The terms and conditions of such Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, Deferred Stock or Other Stock-Based Award, including (without limitation) the method for converting the annual retainer fee or any other fee payable to an Outside Director, the date of grant, the vesting schedule, if any, and the time period for an Outside Director to elect such form of payment shall be determined solely by the Board, subject to compliance with the applicable provisions of Code Section 409A.  The Board’s decision shall be final, binding and conclusive.